Exhibit 10.43

                              EMPLOYMENT AGREEMENT

     This employment agreement ("Agreement") is made and entered into effective as of the 31st day of August 2000 ("Effective Dates"), by and between POORE BROTHERS, INC. ("Company"), a Delaware corporation, and JOHN M. SILVESTRI ("Employee"), a married man.

     In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is acknowledged, Company and Employee agree as provided in this Agreement.

     1. EMPLOYMENT. Company hereby employs Employee, and Employee accepts employment by Company, upon the terms and conditions contained in this Agreement.

     2. TERM. Employee's employment by Company shall commence on August 31, 2000, and shall continue until either Company or Employee gives to the other party written notice of termination. Employee shall be an employee at will and if Employee's employment is terminated, Employee's status as officer of Company shall also be terminated. Either Company or Employee may terminate Employee's employment by Company with or without cause upon written notice of termination to the other party.

     3. TITLE. During the period of Employee's employment by Company, Employee shall be the Senior Vice President of Sales & Marketing of Company and shall have all rights, powers and authority inherent in such position, including, without limitation, the authority to direct the day-to-day sales operations of Company, as may be designated by the Company's Board of Directors from time to time.

     4. COMPENSATION. During the period of Employee's employment by Company, Employee shall receive from Company an annual salary of $157,200, which shall be payable proportionately on Company's regular payroll payment dates for its employees. Employee's annual salary shall be subject to change at the discretion of Company's Compensation Committee of the Board of Directors.

     5. BONUSES. During and for the period of Employee's employment by Company, Employee shall receive such bonuses, whether incentive, merit or otherwise and whether cash, stock or otherwise, as Company's Compensation Committee shall determine from time to time.

     6. FRINGE BENEFITS. During the period of Employee's employment by Company, Employee shall be entitled to participate in all of Company's qualified retirement plans and welfare benefit plans (e.g., group health insurance) on the same basis as Company's other employees. In addition, during the period of Employee's employment by Company, Employee shall be entitled to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by Company on substantially the same basis as any other employee of Company.

     Employee shall be entitled to four (4) weeks vacation (prorated for partial calendar years) during each year of his employment with Company.

     7. TELEPHONE, CREDIT CARD AND ALLOWANCES. During the period of Employee's employment by Company, Company shall furnish to Employee the following:

          (a) Company shall furnish to Employee a mobile or cellular telephone for Employee's use and shall pay all charges in connection therewith (except Employee shall reimburse Company for the charges each month that are in excess of $200 of charges in such month which are not accounted for by Employee as charges for the purposes of Company). The telephone to be furnished to Employee shall be agreed upon by Company and Employee from time to time.

          (b) Company shall furnish to Employee a Company credit card for Employee to use solely for purposes of Company.

          (c) Company shall pay Employee an automobile allowance of $650 per month. In no event shall Company be responsible for any automobile related expenses, including but not limited to gasoline, insurance (however Employee shall maintain insurance coverage reasonably satisfactory to Company), oil, tires, warranty and routine service and other maintenance and repairs for the

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automobile.  Employee  acknowledges  that he may  recognize  taxable  income  in connection with Company's providing an auto allowance.

          (d) Company shall also pay to Employee a $105,900.00 non-accountable expense allowance, before taxes, to defray Employee's reasonable costs of moving and relocation. This allowance shall be paid within three (3) business days of the Effective Date if Employee commences employment with Company in Goodyear, Arizona on or before said date; provided, that if this Agreement is terminated by Employee prior to Employee's completion of twelve (12) months of employment or Employee's immediate family fails to move permanently to Arizona within 90 days of the Effective Date, Employee shall repay to Company within three (3) months the $105,900.00 allowance paid by Company. Employee acknowledges that he may recognize taxable income in connection with Company's providing a non-accountable expense allowance.

     8. OPTIONS.

     Company hereby grants to Employee the right and option to purchase 100,000 shares of Company's $0.01 par value voting common stock ("Common Stock"), in accordance with Company's 1995 Stock Option Plan ("ISO Plan"), at a price per share equal to the average closing price ("last sale") per share of Company's Common Stock for the five (5) consecutive day trading period ending on the Effective Date. These options will vest in equal 33,333 (33,334 shares in the final year) share increments on the first, second and third anniversaries of the Effective Date. Employee acknowledges receipt of a copy of the ISO Plan and agrees to the terms set forth therein. Employee further recognizes that the ISO Plan is subject to change from time to time by the Board of Directors of Company. All of the terms and conditions of the options described herein shall otherwise be governed by the terms of the ISO Plan including, without limitation, exercise dates and times, payment of option prices, revisions of the options, expiration and the like, all of the terms and conditions of which ISO Plan are incorporated by reference into this portion of this Agreement as if fully rewritten herein.

     Company hereby grants to Employee the right and option to purchase 100,000 shares of Company's Common Stock, in accordance with Company's Non-statutory Stock Options ("NSO Plan"), at a price per share equal to the average closing price ("last sale") per share of Company's Common Stock for the five (5) consecutive day trading period ending on the Effective Date. These options will vest in equal 33,333 (33,334 shares in the final year) share increments on the first, second and third anniversaries of the Effective Date. Employee acknowledges receipt of a copy of the NSO Plan and agrees to the terms set forth therein. Employee further recognizes that the NSO Plan is subject to change from time to time by the Board of Directors of Company. All of the terms and conditions of the options described herein shall otherwise be governed by the terms of the NSO Plan including, without limitation, exercise dates and times, payment of option prices, revisions of the options, expiration and the like, all of the terms and conditions of which NSO Plan are incorporated by reference into this portion of this Agreement as if fully rewritten herein.

     Nothwithstanding the foregoing, any unvested portion of the options granted to Employee hereunder shall become exercisable upon a "change in control" (as defined below) of Company. As used in this paragraph, the term "change of control" shall mean the change of hands, within any consecutive one (1) month period, of more than thirty (30) percent of the voting stock of Company, with the concomitant result that the new owner or owners of such stock exercise their voting rights to "control" the identities of the members of the Company's Board of Directors, as the term "control" is defined, or to which reference is made, in the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     9. CONFIDENTIALITY.

          (a) During the period of Employee's employment by Company and for a one year period thereafter, Employee shall hold in confidence and shall not disclose or publish, except in the performance of his duties under this Agreement, any Confidential Information (as defined below) that is presented or disclosed to him in connection with his employment by Company.

          (b) Subject to the provisions of Section 9(c) below, for purposes of this Agreement the term "Confidential Information" shall mean information or material that is proprietary to and owned by Company. Such Confidential Information shall include, without limitation, Company's recipes for specialty potato chips, manufacturing processes, customer lists, supplier lists and pricing information.

          (c) Notwithstanding the foregoing, the term Confidential Information shall not include any information or material that:

               (i) is in, or has passed into, the public domain;

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               (ii) is lawfully received by Employee from a third party;

               (iii) is required to be disclosed by Employee by law or pursuant to an order determination issued by a court or any federal, state or municipal regulatory or administrative agency; or

               (iv) was in the possession of, or known by, Employee prior to his Employment by Company.

          (d) Employee acknowledges that the Confidential Information of Company is unique in character and that Company would not have an adequate remedy at law for a material breach or threatened material breach by Employee of his covenants under this Section 9. Employee therefore agrees that, in the event of any such material breach or threat thereof, Company may obtain a temporary and/or permanent injunction or restraining order to enjoin Employee from such material breach or threat thereof, in addition to any other rights or remedies available to Company at law or in equity.

          (e) Notwithstanding the foregoing, Employee may disclose Confidential Information to his attorneys and other advisors on a need to know basis provided the recipient is directed and required to maintain the disclosed Confidential Information in confidence.

     10. NONCOMPETE. During the period of Employee's employment by Company, Employee shall not, directly or indirectly, whether as principal, consultant, employee, agent, officer, director, trustee or otherwise, engage in the business of manufacturing specialty potato chips, salted snack foods or popcorn or engage in the business of selling or distributing specialty potato chips, salted snack foods or popcorn. In addition, Employee shall not, for a period of one year beginning on the date of termination of his employment, directly or indirectly, whether as principal, consultant, employee, agent, officer, director, trustee or otherwise, engage in the United States in the business of manufacturing specialty potato chips, salted snack foods or popcorn or engage in the United States in the business of selling or distributing specialty potato chips, salted snack foods or popcorn. Employee acknowledges that the foregoing limitations are minimum limitations which are necessary to protect the legitimate interests of Company because of Employee's sensitive executive position with Company. Therefore, if a breach of the foregoing shall occur, in addition to any action for damages which Company may have, Company shall have the right to obtain an injunction as a matter of right prohibiting Employee's competition in violation of the foregoing. In the event that the time period of non-competition is deemed to be unreasonable, Employee acknowledges that 11 months shall be deemed reasonable. In the event 11 months is deemed unreasonable, then 10 months is deemed reasonable, and so on, until the foregoing covenant is enforceable to the fullest extent permitted by law. Similarly, in the event the entire United States is deemed unreasonable, states shall be eliminated one by one beginning with Maine, continuing down the east coast of the United States and in roughly in north to south linear fashion across the United States until the geographical limit set forth above is deemed reasonable to the fullest extent permitted by law.

     11. SEVERANCE. Although Employee is an employee at will, and Employee's status as employee and officer of Company may be terminated at any time for any reason or for no reason at all, Company agrees that, if Employee is terminated by Company (as opposed to Employee resigning) without "cause" (to which reference is made below), Employee shall be entitled to receive four months' salary ("Severance Compensation"), which Severance Compensation shall be paid as regular compensation would be paid over said four-month period after Employee's employment is terminated. Employee shall further be entitled to retain all vested options and Employer shall pay reasonable (in Employer's reasonable determination) out-placement fees not to exceed $5,000.00 regarding Employee's future employment during the four-month period following the termination. Employee's right to receive such Severance Compensation shall be conditioned upon Employee executing such documents (including reasonable mutual releases which also must be executed by Employee's spouse, if any) in such forms as may be prescribed by Company from time to time.

     Employee acknowledges if Employee's employment is terminated by Company for "cause," Employee shall be due no Severance Compensation or out-placement assistance and may further be liable to Company for damages caused by the existence of such cause, to the extent permitted by law and this Agreement. When used herein, the term "cause" shall mean and refer to any of the following:

          (i) Employee's continued insubordination or failure to follow Company directives after notice from Company or its Board;

          (ii) Employee conducting himself in a manner which is not reasonably calculated to be in the best interests of Company or which brings disrepute or disdain upon Company and/or its reputation and/or products, after Employee has received notice from Company or the Board of such conduct and has continued to persist in such conduct;

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         (iii) Any acts of gross negligence,  willful malfeasance,  theft, fraud or dishonesty of Employee or the bankruptcy or insolvency of Employee;

          (iv) The death or disability of Employee, Employee acknowledging that such events are covered by Company's general benefit package; or

          (v) Employee's breach of any other term of this Agreement, which breach persists after ten (10) days written notice to Employee of such breach.

     12. INDEMNIFICATION.

          (a) Company shall indemnify and hold Employee harmless and defend Employee for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that Company and/or such subsidiary or affiliated entity is permitted by applicable law, except as any of the foregoing arises out of or relates to Employee's negligence, willful malfeasance and/or breach of this Agreement.

          (b) Company represents and warrant to Employee that neither its articles of incorporation nor its bylaws nor any resolutions of its shareholders or board of directors restricts or limits Companies rights or obligations to indemnify Employee as provided in subsection (a) of this Section 12, except to the extent such restrictions or limitations are required by applicable law.

     13. ADDITIONAL PROVISIONS.

          (a) This Agreement shall not be assigned by either Company or Employee without the other party's prior written consent; otherwise, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, personal representatives, successors and assigns of Company and Employee respectively.

          (b) This Agreement and the rights and obligations of Company and Employee shall be governed by, and shall be construed in accordance with, the laws of the State of Arizona without the application of any laws of conflicts of laws that would require or permit the application of the laws of any other jurisdiction.

          (c) Time is of the essence of this Agreement and each provision hereof.

          (d) This Agreement sets forth the entire understanding of Company and Employee with respect to the matters set forth herein and cannot be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

          (e) This Agreement is the result of negotiations between Company and Employee, and Company and Employee hereby waive the application of any rule of law that otherwise would be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions are to be interpreted or construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

          (f) If any provision or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the same shall not alter the remaining portion of such provision or any other provision of this Agreement, as each provision of this Agreement and portion thereof shall be deemed severable.

          (g) Except as may be otherwise required by law, any notice required or permitted to be given under this Agreement shall be given in writing and shall be given either by (i) personal delivery, or (ii) overnight courier service, or
(iii) facsimile transmission, or (iv) United States certified or registered mail, in each case with postage prepaid to the following address or to such other address as Company or Employee may designate by notice given to the other party pursuant to this section. Notice shall be effective on (v) the day notice is personally delivered, if notice is given by personal delivery, or (vi) the first business day after the date of delivery to the overnight delivery service, if notice is given by such a delivery service, (vii) the day notice is received, if notice is given by facsimile, or (viii) the fourth business day after notice is deposited in the United States mail, if notice is given by United States certified or registered mail.

         Company:          Poore Brothers, Inc.
                           3500 South La Cometa Drive
                           Goodyear, Arizona 85338
                           Fax No. (623) 925-2363

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         Employee:         John M. Silvestri

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                           Fax No. --
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          (h) If any action,  suit or proceeding  is brought in connection  with this Agreement, or on account of any breach of this Agreement, or to enforce or interpret any of the terms, covenants and conditions of this Agreement, the prevailing party shall be entitled to recover from the other party or parties, the prevailing party's reasonable attorneys' fees and costs, and the amount thereof shall be determined by the court (not by a jury) or the arbitrator and shall be made a part of any judgment or award rendered.

                                        POORE BROTHERS, INC. ("Company")


                                        By
                                            ------------------------------------
                                        Its
                                            ------------------------------------


                                        JOHN M. SILVESTRI ("Employee")

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